UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 11, 2011

Date of Report (Date of earliest event reported)

SOLTA MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25881 Industrial Boulevard, Hayward, California 94545

(Address of principal executive offices) (Zip Code)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On February 15, 2011, Solta Medical Inc. (“Solta”) filed a Current Report on Form 8-K to disclose the fact that Solta’s Board of Directors (the “Board”) increased the size of the Board from six directors to seven directors and elected Linda Graebner to the Board as a Class II director. At the time of Ms. Graebner’s election, the Board had not yet assigned Ms. Graebner to any Board committee.

This amendment on Form 8-K/A is being filed to report that on April 26, 2011, the Board appointed Ms. Graebner as a member of its Compensation Committee, effective on that date. Pursuant to Solta’s non-employee director compensation policy, as a member of the Compensation Committee, Ms. Graebner will receive an additional annual cash retainer of $4,000 and $500 for attendance at each committee meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLTA MEDICAL, INC.

Date: May 2, 2011	By:	/s/ John F. Glenn
		Name:	John F. Glenn
		Title:	Chief Financial Officer